Exhibit 1
                                                              Page 9 of 11 Pages

                                        Directors AND EXECUTIVE OFFICERS OF
                                              SBC Communications Inc.
                                               AS OF AUGUST 30, 2002



Name                                  Present Principal Occupation or Employment
DIRECTORS
Edward E. Whitacre, Jr.               Chairman of the Board and Chief Executive
                                      Officer
Gilbert F. Amelio                     Director (Chairman and Chief Executive
                                      Officer, Beneventure Capital;
                                      Senior Partner, Sienna Ventures)
Clarence C. Barksdale                 Director (Member, Board of Trustees,
                                      Washington University)
James E. Barnes                       Director (Chairman of the Board, President
                                      and Chief Executive Officer,
                                      MAPCO Inc., Retired)
August A. Busch III                   Director (Chairman of the Board,
                                      Anheuser-Busch Companies, Inc.)
William P. Clark                      Director (Senior Counsel, Clark, Cali and
                                      Negranti, Attorneys at Law)
Martin K. Eby, Jr.                    Director (Chairman of the Board and Chief
                                      Executive Officer, The Eby
                                      Corporation)
Herman E. Gallegos                    Director (Independent Management
                                      Consultant)
Jess T. Hay                           Director (Chairman, HCB Enterprises Inc;
                                      Chairman of the Texas Foundation
                                      for Higher Education)
James A. Henderson                    Director (Retired Chairman and Chief
                                      Executive Officer, Cummins Inc.)
Bobby R. Inman                        Director (Admiral, United States Navy,
                                      Retired)
Charles F. Knight                     Director (Chairman of the Board, Emerson
                                      Electric Co.)
Lynn M. Martin                        Director (Chair of the Council for the
                                      Advancement of Women; Advisor to
                                      the Firm, Deloitte & Touche LLP;
                                      Professor, J.L. Kellogg Graduate School
                                      of Management, Northwestern University)
John B. McCoy                         Director (Retired Chairman and Chief
                                      Executive Officer, BANK ONE CORPORATION)
Mary S. Metz                          Director (President, S.H. Cowell
                                      Foundation)
Toni Rembe                            Director (Partner, Pillsbury Winthrop LLP)
S. Donley Ritchey                     Director (Managing Partner, Alpine
                                      Partners)
Joyce M. Roche                        Director (President and Chief Executive
                                      Officer, Girls Incorporated)
Carlos Slim Helu                      Director (Chairman of the Board, Carso
                                      Global Telecom, S.A. de C.V.;
                                      Chairman of the Board, Telefonos de
                                      Mexico, S.A. de C.V.; Chairman of the
                                      Board, America Movil, S.A. de C.V.)
Laura D'Andrea Tyson                  Director (Dean, London Business School,
                                      London, England)
Patricia P. Upton                     Director (President and Chief Executive
                                      Officer, Aromatique, Inc.)

                                                           Page 10 of 11 Pages


 Name                                  Position
 OFFICERS
 Edward E. Whitacre, Jr.               Chairman of the Board and Chief Executive
                                       Officer
 Stanley T. Sigman                     Group President and Chief Operating
                                        Officer
 James W. Callaway                     Group President
 John H. Atterbury III                 Group President - Strategic Processes
 William M. Daley                      President
 Randall L. Stephenson                 Senior Executive Vice President and Chief
                                       Financial Officer
 James D. Ellis                        Senior Executive Vice President and
                                       General Counsel
 Karen E. Jennings                     Senior Executive Vice President --
                                       Human Resources and Communications
 James S. Kahan                        Senior Executive Vice President --
                                       Corporate Development
 Rayford Wilkins, Jr.                  Group President